UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

VAALCO Energy, Inc.

(Exact name of registrant as specified in is charter)

Delaware	0-20928	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 Post Oak Place, Suite 309

Houston, Texas 77027

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(713) 623-0801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2013, Mr. Robert H. Allen notified the Board of Directors of VAALCO Energy, Inc. (the “Company”) of his decision to retire effective June 5, 2013 and not stand for re-election as a director of the Company at the 2013 annual meeting of stockholders. Mr. Allen’s decision was not in connection with any disagreement with the Company. The Company’s Board expects to evaluate suitable candidates and appoint a replacement director after the 2013 annual meeting.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On April 17, 2013, the Company issued a press release announcing the decision of Mr. Allen not to stand for re-election at the Company’s 2013 annual meeting of stockholders. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Dated: April 17, 2013	By:	/s/ W. Russell Scheirman
W. Russell Scheirman
President and Chief Operating Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated April 17, 2013